UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 19, 2008

PepperBall Technologies, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

        As described on the Current Report on Form 8-K of PepperBall Technologies, Inc., a Colorado corporation (formerly known as Security With Advanced Technology, Inc.) (the “Company”) dated September 19, 2008 (the “Initial 8-K”), on September 19, 2008 the Company consummated the transactions contemplated by an Agreement and Plan of Merger dated May 27, 2008 by and among PepperBall Technologies, Inc., a Delaware corporation (“PTI”), the Company and PTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, pursuant to which PTI Acquisition Corp merged with and into PTI, with PTI as the surviving corporation.

        The sole purpose of this amendment to the Initial 8-K is to incorporate as part of the Initial 8-K the information set forth below under Item 9.01 as required by Item 9.01 of Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

        Attached hereto as Exhibit 99.1 and incorporated herein by reference, are (i) the audited consolidated financial statements of PTI for the years ended December 31, 2007 and 2006, and (ii) the unaudited condensed consolidated financial statements of PTI as of and for the period ended March 31, 2008.

(b)     Pro Forma Financial Information.

        Attached hereto as Exhibit 99.2 and incorporated herein by reference, are unaudited pro forma condensed consolidated financial statements.

(d)     Exhibits.

23.1	Consent of Haskell & White LLP
99.1	Audited consolidated financial statements of PTI for the years ended December 31, 2007 and 2006, and unaudited condensed consolidated financial statements of PTI as of and for the period ended March 31, 2008.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three Months ended March 31, 2008
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2007
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2008	PepperBall Technologies, Inc. By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer